As filed with the Securities and Exchange Commission on June 23, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROVIDENT FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	42-1547151 (I.R.S. Employer Identification Number)

830 Bergen Avenue

Jersey City, New Jersey 07306-4599

(201) 333-1000

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

John F. Kuntz

General Counsel and Corporate Secretary

830 Bergen Avenue

Jersey City, New Jersey 07306-4599

(201) 333-1000

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

With a copy to:

John J. Gorman

Marc P. Levy

Luse Gorman Pomerenk & Schick

5335 Wisconsin Avenue, N.W., Suite 400

Washington, D.C. 20015

(202) 274-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined in light of market and other conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the Securities Act) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large Accelerated Filer	☑	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE(1)

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/ Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Purchase Contracts	(2)	(2)
Units	(2)(3)	(2)
Warrants	(2)	(2)
Depositary Shares(4)	(2)	(2)
Preferred Stock	(2)	(2)
Common Stock	(2)	(2)
Debt Securities	(2)	(2)

(1)	The securities of each class may be offered and sold by the Registrant and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the Registrant, or from one or more underwriters, dealers or agents.

(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

(3)	Purchase contracts may be sold separately or as parts of units consisting of a purchase contract and other securities registered hereunder, which may or may not be separable from one another. Each unit will be issued under a unit agreement or indenture. Because units will consist of a combination of other securities registered hereunder, no additional registration fee is required for the units.

(4)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

PROSPECTUS

PROVIDENT FINANCIAL SERVICES, INC.

Purchase Contracts

Units

Warrants

Depositary Shares

Preferred Stock

Common Stock

Debt Securities

The securities listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling security holders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

These securities will be our equity securities or our unsecured obligations and will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency and may involve investment risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 23, 2010.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Provident Financial”, “we”, “us”, “our”, or similar references mean Provident Financial Services, Inc. and do not include its subsidiaries or affiliates.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, separately, together or in units, purchase contracts, units, warrants, preferred stock, depositary shares representing interests in preferred stock, common stock and debt securities in one or more offerings.

Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement and any pricing supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference therein) and any prospectus supplement or pricing supplement, you should rely on the information in that prospectus supplement or pricing supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information”.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. In addition, our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and before the date that the offering of securities by means of this prospectus is completed (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2009 (File No. 001-31566);

•	Form 10-Q for the quarter ended March 31, 2010;

•	Form 8-Ks filed with the SEC on the following dates: April 27, 2010, June 3, 2010 and June 4, 2010;

•

The description of Provident Financial Services Inc.’s common stock, $0.01 par value per share, contained in our Registration Statement on Form 8-A, under Section 12(b) of the Exchange Act, filed December 12, 2002, including any amendment or report filed for the purpose of updating such description.

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You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

Provident Financial Services, Inc.

830 Bergen Avenue

Jersey City, New Jersey 07306-4599

(201) 333-1000

Attention: John F. Kuntz, General Counsel and Corporate Secretary

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement or pricing supplement. Neither we, nor any underwriters, dealers or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or pricing supplement is accurate as of any date other than the dates on the front of those documents.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities for general corporate purposes unless otherwise specified in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell securities to or through underwriters to be designated at various times, and also may sell securities directly to other purchasers or through agents. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The prospectus supplement for the securities we sell will describe that offering, including:

•	the name or names of any underwriters, managing underwriters, dealers or agents;

•	the purchase price and the proceeds to us from that sale;

•	any underwriting discounts, commissions or agents’ fees and other items constituting underwriter’s or agent’s compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by our counsel, Luse Gorman Pomerenk & Schick. Luse Gorman Pomerenk & Schick regularly performs legal services for Provident Financial Services, Inc.

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EXPERTS

The consolidated financial statements of Provident Financial Services, Inc. and subsidiary as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the aforementioned consolidated financial statements refers to the Company’s adoption, as of April 1, 2009, of new accounting requirements issued by the Financial Accounting Standards Board related to the method of evaluating other-than-temporary impairments of debt securities.

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Provident Financial Services, Inc. All amounts shown are estimates.

Filing Fee — Securities and Exchange Commission		(1)
Accounting fees and expenses	—
Legal fees and expenses	—
Depositaries fees and expenses	—
Printing and engraving expenses	—
Blue Sky fees and expenses	—
Rating agency fees	—
Listing fees and expenses	—
Miscellaneous expenses	—

Total expenses	$—	(1)

(1)	The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457I, the Registrant is deferring payment of any additional registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officer of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

Article TENTH of the Certificate of Incorporation of Provident Financial Services, Inc. (the “Corporation”) sets forth the circumstances under which a director will not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Article ELEVENTH sets forth the circumstances under which a director will be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, including (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under the Delaware statutory provision making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions or (4) for any transaction for which the director derived an improper personal benefit.

The bylaws of the Corporation provide that the directors and officers of the Corporation and certain others will be indemnified to substantially the same extent permitted by Delaware law.

The Corporation maintains a standard policy of officers’ and directors’ insurance.

Item 16. Exhibits.

LIST OF EXHIBITS

Exhibit No.	Description of Exhibit

1.1**	Form of Underwriting Agreement for Common Stock.

1.2**	Form of Underwriting Agreement for Preferred Stock or Depositary Shares.

4.1**	Form of Common Stock Certificate.

4.2**	Form of Deposit Agreement, including form of Depositary Receipt.

4.3**	Form of Warrant Agreement, including form of Warrant Certificate.

4.4**	Form of Purchase Contract.

4.5**	Form of Unit Agreement (including certificate).

4.6*	Form of Indenture for Senior Debt Securities

4.7**	Form of Notice for Senior Debt Securities

4.8*	Form of Indenture for Subordinated Debt Securities

4.9**	Form of Notice for Subordinated Debt Securities

5**	Opinion of counsel as to the validity of Purchase Contracts, Units, Warrants, Common Stock, Preferred Stock, Depositary Shares and Debt Securities to be issued by Provident Financial Services, Inc. (including the Consent of such Counsel).

8**	Form of Tax Opinion.

12.1**	Computation of the Ratio of Earnings to Fixed Charges.

23.1**	Consent of counsel (included in (5)).

23.2*	Consent of KPMG LLP.

24*	Power of Attorney (included on the signature page of this Registration Statement).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Indenture for Senior Debt Securities

25.2*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Indenture for Subordinated Debt Securities

*	Filed herewith.
**	To be filed by post-effective amendment or under a Current Report on Form 8-K and incorporated by reference herein.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (17 C.F.R. § 230.424(b)) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (17 C.F.R. §230.424(b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (17 C.F.R. §230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (17 C.F.R. §230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (17 C.F.R. §230.424);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file applications for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Provident Financial Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on the 23rd day of June, 2010.

PROVIDENT FINANCIAL SERVICES, INC.

Name:	Christopher Martin	By:	/s/ CHRISTOPHER MARTIN

Title:	Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Martin and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign this Registration Statement on Form S-3 and any and all amendments thereof (including post-effective amendments), and to file the same, with the exhibits thereto, and other documents in connection herewith, including any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

By:	/s/ Christopher Martin	By:	/s/ Thomas M. Lyons

	Christopher Martin, Chairman, President and Chief Executive Officer (Principal Executive Officer)		Thomas M. Lyons, Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Date:	June 23, 2010	Date:	June 23, 2010

By:	/s/ Thomas W. Berry	By:	/s/ Laura L. Brooks

	Thomas W. Berry, Director		Laura L. Brooks, Director
	June 23, 2010	Date:	June 23, 2010

By:	/s/ Geoffrey M. Connor	By:	/s/ Frank L. Fekete

	Geoffrey M. Connor, Director		Frank L. Fekete, Director
Date:	June 23, 2010	Date:	June 23, 2010

By:	/s/ Carlos Hernandez	By:	/s/ Thomas B. Hogan

	Carlos Hernandez, Director		Thomas B. Hogan Jr., Director
Date:	June 23, 2010	Date:	June 23, 2010

By:	/s/ William T. Jackson	By:	/s/ Katharine Laud

	William T. Jackson, Director		Katharine Laud, Director
Date:	June 23, 2010	Date:	June 23, 2010

By:	/s/ Arthur McConnell	By:	/s/ Edward O’Donnell

	Arthur McConnell, Director		Edward O’Donnell, Director
Date:	June 23, 2010	Date:	June 23, 2010

By:	/s/ Jefferies Shein

Jefferies Shein, Director
Date:	June 23, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1**	Form of Underwriting Agreement for Common Stock.

1.2**	Form of Underwriting Agreement for Preferred Stock or Depositary Shares.

4.1**	Form of Common Stock Certificate.

4.2**	Form of Deposit Agreement, including form of Depositary Receipt.

4.3**	Form of Warrant Agreement, including form of Warrant Certificate.

4.4**	Form of Purchase Contract.

4.5**	Form of Unit Agreement (including certificate).

4.6*	Form of Indenture for Senior Debt Securities

4.7**	Form of Notice for Senior Debt Securities

4.8*	Form of Indenture for Subordinated Debt Securities

4.9**	Form of Notice for Subordinated Debt Securities

5**	Opinion of counsel as to the validity of Purchase Contracts, Units, Warrants, Common Stock, Preferred Stock and Depositary Shares to be issued by Provident Financial Services, Inc. (including the Consent of such Counsel).

8**	Form of Tax Opinion.

12.1**	Computation of the Ratio of Earnings to Fixed Charges.

23.1**	Consent of counsel. (included in (5)).

23.2*	Consent of KPMG LLP.

24*	Power of Attorney (included on the signature page of this Registration Statement).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Indenture for Senior Debt Securities

25.2*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Indenture for Subordinated Debt Securities

*	Filed herewith.
**	To be filed by post-effective amendment or under a Current Report on Form 8-K and incorporated by reference herein.